UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Con-way Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-05046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Suite 100, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 757-1444
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Con-way Inc. (the “Company”) held on May 12, 2015, the shareholders of the Company voted on five proposals and cast their votes as described below. The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2015 (the “Proxy Statement”).
1.    Each of the eleven director nominees was elected to the Board of Directors to serve until the 2016 Annual Meeting of Shareholders and until her or his successor is duly elected and qualified. The following table sets forth the voting results with respect to each nominee:

Nominee	For	Against	Abstain	Broker Non-Votes
W. Keith Kennedy, Jr.	46,322,868	5,051,228	385,949	1,980,703
Michael J. Murray	41,373,248	9,976,256	410,541	1,980,703
Edith R. Perez	49,335,330	2,000,444	424,271	1,980,703
P. Cody Phipps	50,589,523	600,304	570,218	1,980,703
John C. Pope	49,843,945	1,438,604	477,496	1,980,703
William J. Schroeder	47,511,602	3,761,234	487,209	1,980,703
Wayne R. Shurts	50,440,739	716,414	602,892	1,980,703
Douglas W. Stotlar	50,456,253	912,501	391,291	1,980,703
Peter W. Stott	50,273,261	1,013,639	473,145	1,980,703
Roy W. Templin	50,597,853	698,070	464,122	1,980,703
Chelsea C. White III	50,328,120	1,018,202	413,723	1,980,703

2.    The shareholders voted to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, with the following voting results:

For	Against	Abstain	Broker Non-Votes
48,259,582	2,808,319	692,144	1,980,703

3.    The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, with the following voting results:

For	Against	Abstain
52,656,159	800,208	284,381

4.    The shareholders voted against the approval of a shareholder proposal relating to shareholder action by written consent, with the following voting results:

For	Against	Abstain	Broker Non-Votes
19,567,932	31,708,528	483,585	1,980,703

5.    The shareholders voted against the approval of a shareholder proposal relating to accelerated vesting of equity awards, with the following voting results:

For	Against	Abstain	Broker Non-Votes
12,577,451	38,789,818	392,776	1,980,703

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.

Date: May 12, 2015	By:	/s/ Stephen K. Krull
Stephen K. Krull
Executive Vice President, General Counsel
and Secretary